EXHIBIT 10.28

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) executed as of October 30, 2015, and effective at the Effective Time, is by and among: (a) MAD CATZ, INC., a Delaware corporation (together with its successors and permitted assigns,  the “Borrower”), (b) MAD CATZ INTERACTIVE INC., a Canadian corporation, and 1328158 ONTARIO INC., an Ontario corporation, each as a Guarantor and collectively with the Borrower, the Credit Parties (c) the undersigned lenders party hereto (collectively, the “Lenders” and each a “Lender”) and (d) NEWSTAR BUSINESS CREDIT, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, and including its successors and permitted assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Credit Parties, the Lenders and Administrative Agent entered into that certain Loan and Security Agreement dated as of June 30, 2015 (as heretofore amended, supplemented or otherwise modified, the “Original Loan Agreement”, and as amended hereby, the “Loan Agreement”), for the purposes and consideration therein expressed, pursuant to which the Lenders became obligated to make Loans to the Borrowers as therein provided; and

WHEREAS, the Credit Parties, the Lenders and the Administrative Agent desire to amend the Original Loan Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Loan Agreement, in consideration of the loans which may hereafter be made by the Lenders to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Article I
Definitions and References

Terms Defined in the Original Loan Agreement

.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Loan Agreement shall have the same meanings whenever used in this Amendment.

Article II
Amendments to Original Loan Agreement

Section 2.1Amendments to Current Definitions.

(a)Section (a) of the definition of “Borrowing Base” is hereby amended to read as follows:

“(a) the sum of (i) eighty-five percent (85%) (as reduced by the proviso at the end of this definition due to dilution) of the Net Amount of Eligible Accounts (except

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during the period from September 1, 2015 through February 15, 2016, Eligible Accounts shall not include Eligible Rock Band Accounts) plus (ii) the lesser of (1) eighty-five percent (85%) of the Net Amount of Eligible Inventory (2) sixty percent (60%) of the lower of cost or market value of Eligible Inventory or (3) the Inventory Sublimit; provided, that the aggregate amount of Borrowing Base availability under this clause (a)(ii) with respect to Eligible In-Transit Inventory shall not at any time exceed the In-Transit Limit plus (iii) for the period from September 1, 2015 through February 15, 2016, eighty-one percent (81%) of the Net Amount of Eligible Rock Band Accounts minus”

(b)The definition of “Revolving Credit Limit Increase Period” is hereby amended to read as follows:

“ ‘Revolving Credit Limit Increase Period’ means the period from September 1, 2015 through February 29, 2016.”

Section 2.2Amendments to Financial Covenants.  Section 9.14(a) of the Original Loan Agreement is hereby amended and restated to read as follows:

“(a) EBITDA for Parent and its consolidated Subsidiaries, for any Fiscal Month of Parent, determined as of the last day of such Fiscal Month, shall not be less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Fiscal Month	Required Minimum EBITDA
September 2015	($1,005,000)
October 2015	$890,000
November 2015	$2,372,000
December 2015	$3,454,000
January 2016	$3,186,000
February 2016	$3,148,000
March 2016	$3,426,000
April 2016	$3,426,000
Each Fiscal Month thereafter	the Specified EBITDA”

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Article III
Conditions of Effectiveness

Effective Time

.  This Amendment is effective as of the date first written above once the following conditions precedent have been satisfied in full (the “Effective Time”):

(a)Administrative Agent shall have received, at Administrative Agent’s office, a duly executed counterpart of this Amendment from each Credit Party;

(b)Administrative Agent shall have received, in immediately available funds, an amendment fee equal to $25,000; and

(c)No Default or Event of Default shall have occurred and be continuing.

Article IV
Representations and Warranties

Representations and Warranties of Credit Parties

.  In order to induce Administrative Agent and the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to Administrative Agent and the Lenders that:

(a)The representations and warranties contained in Article VII of the Original Loan Agreement are true and correct in all material respects at and as of the Effective Time; provided, however, those representations and warranties containing a reference to a particular date shall continue to be qualified by reference to such date;

(b)It is duly authorized to execute and deliver this Amendment and is duly authorized to borrow and perform its obligations under the Loan Agreement and the other Loan Documents.  It has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Credit Party hereunder;

(c)The execution and delivery by it of this Amendment, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with, violate or constitute a breach or default under (i) any provision of Applicable Law applicable or binding upon it, except where such conflict, violation, breach or default reasonably would not be expected to result in a Material Adverse Effect, (ii) its organizational documents, (iii) any agreement or instrument to which it is a party or which is otherwise binding upon it, or (iv) any material judgment, license, order or permit applicable to or binding upon it;

(d)Except for those which have been duly obtained, no consent, approval, exemption, authorization or other action by, notice to, or filing with any Governmental Authority or third party is required in connection with the execution and delivery by such Credit Party of this Amendment or to consummate the transactions contemplated hereby; and

(e)When duly executed and delivered, this Amendment will constitute a legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, except as

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limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to enforcement of creditors’ rights.

Article V
Miscellaneous

Ratification of Agreement

.  The Original Loan Agreement as hereby amended is hereby ratified and confirmed in all respects.  Any reference to the Loan Agreement in any Loan Document shall be deemed to refer to the Original Loan Agreement, as amended by this Amendment.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

Survival of Agreements

.  All representations, warranties, covenants and agreements of the Credit Parties herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full.  All statements and agreements contained in any certificate or instrument delivered by any Credit Party hereunder or under the Loan Agreement to Administrative Agent shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Credit Party under this Amendment and under the Loan Agreement.

Loan Document

.  This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

Governing Law

.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

Counterparts; Fax

.  This Amendment may be executed in any number of counterparts and signature pages may be detached from multiple separate counterparts and attached to the same document.  A telecopy or other electronic transmission of any such executed counterpart signature page shall be deemed valid as an original.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CREDIT PARTIES:

MAD CATZ, INC., as Borrower

By:s/Darren Richardson

Name:Darren Richardson

Title:President & CEO

1328158 ONTARIO INC., as a Guarantor and a Credit Party

By:s/Darren Richardson

Name:Darren Richardson

Title:President & CEO

MAD CATZ INTERACTIVE, INC. as a Guarantor and a Credit Party

By:s/Darren Richardson

Name:Darren Richardson

Title:President & CEO

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (MadCatz) – Signature Page

ADMINISTRATIVE AGENT, SWING LENDER AND LENDER:

NEWSTAR BUSINESS CREDIT, LLC

By: s/Greg Gentry

Name:Greg Gentry

Title:Senior Vice President

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (MadCatz) - Signature Page